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Exhibit 10.37

MANAGEMENT AGREEMENT

This Management Agreement (this “Agreement”) is made as of July 20, 2011, by and among Warner Music Group Corp., a Delaware corporation (the “Company”), WMG Holdings Corp., a Delaware corporation (“WMG Holdings”), and Access Industries, Inc., a New York corporation (“Access”).

RECITALS:

WHEREAS, Access, by and through its officers, employees, agents, representatives and affiliates, have expertise in the areas of corporate management, finance, product strategy, investment, acquisitions and other matters relating to the business of the Company and its subsidiaries; and

WHEREAS, the Company desires that it and its subsidiaries (together, the “Company Group”) avail themselves of the expertise of Access in the aforesaid areas, in which it acknowledges the expertise of Access;

NOW, THEREFORE, in consideration of the foregoing recitals and the covenants and conditions herein set forth, the parties agree as follows:

Section 1. Oversight Services. During the term of this Agreement, Access shall render to members of the Company Group, by and through such of Access’s officers, employees, agents, representatives and affiliates as Access, in its sole discretion, shall designate from time to time, advisory, consulting and oversight services relating to strategic planning, marketing and financial oversight of the operations of members of the Company Group, including, without limitation, advisory and consulting services in connection with the selection, retention and supervision of independent auditors, outside legal counsel, investment bankers or other advisors or consultants of members of the Company Group (the “Oversight Services”).

Section 2. Transaction Services. From time to time after the date hereof, Access may, but is not required to, provide the Company Group with financial, advisory, investment banking or other services with respect to proposed transactions (each, a “Transaction”), including, without limitation, acquisitions or divestitures and public or private sales of debt or equity securities, including an initial public offering, which directly or indirectly involve members of the Company Group (the “Transaction Services” and, together with the Oversight Services, the “Services”).

Section 3. Fees.

(a) In consideration of the performance of the Oversight Services by Access, the Company shall, or shall cause one or more members of the Company Group to, pay to Access or its designee an aggregate annual fee (such fee, the “Annual Fee”) equal to the greater of (i) the Base Amount (as defined below) in effect from time to time or (ii) 1.5% of the EBITDA (as defined in the WMG Holdings Corp. 13.75% Senior Notes due 2019) of the Company for the applicable fiscal year. The “Base Amount” at any time shall be equal to the sum of (x) $6,000,000 and (y) 1.5% of the aggregate amount of Acquired EBITDA as at such time. The amount of “Acquired EBITDA” at any time shall be equal to sum of the amounts of positive

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EBITDA of businesses, companies or operations acquired directly or indirectly by the Company from and after the date hereof, each such amount of positive EBITDA as calculated (by Access in its sole discretion) for the four fiscal quarters most recently ended for which internal financial statements are available at the date of the pertinent acquisition. The Annual Fee shall be calculated and payable as follows: (i) one-quarter of the Base Amount in effect on the first day of each fiscal quarter shall be paid on such date, in advance for the fiscal quarter then commencing and (ii) following the completion of every full fiscal year after the date hereof, once internal financial statements for such fiscal year are available, the Company and Access shall jointly calculate the EBITDA of the Company for such fiscal year and the Company shall, or shall cause one or more members of the Company Group to, pay to Access the amount, if any, by which 1.5% of such EBITDA exceeds the sum of the amounts paid in respect of such fiscal year pursuant to clause (i) above.

(b) In consideration of the performance of the Transaction Services by Access, in connection with each Transaction that is consummated, the Company shall, or shall cause one or more members of the Company Group to, pay fees to Access or its designee as compensation for providing the Transaction Services in an amount(s) mutually agreed upon between Access and the Company; provided that, for any transaction that involves the acquisition or divestiture of assets or securities, the fee for the Transaction Services provided by Access shall equal 1.5% (or such lesser percentage as Access in its sole discretion shall determine) of the enterprise value of such transaction.

Section 4. Expenses. In addition to the compensation payable to Access pursuant to Section 3 hereof, the Company shall, or shall cause one or more members of the Company Group to, pay directly, or reimburse Access for, its reasonable Out-of-Pocket Expenses. For purposes of this Agreement, “Out-of-Pocket Expenses” shall mean the amounts actually paid by Access in cash in connection with its performance of the Services, including, without limitation, (i) fees and disbursements (including underwriting fees) of any independent auditors, outside legal counsel, consultants, investment bankers, financial advisors and other independent professionals or organizations, (ii) costs of any outside services or independent contractors such as financial printers, couriers, business publications or similar services, (iii) transportation, and (iv) telephone calls, word processing expenses or any similar expense not associated with Access’s ordinary operations. All reimbursements for Out-of-Pocket Expenses shall be made promptly upon or as soon as practicable after presentation by Access to the Company of the statement in connection therewith.

Section 5. Indemnification.

(a) The Company and WMG Holdings (each, an “Indemnifying Party”) shall indemnify and hold harmless Access and its officers, directors, employees, agents, representatives, members and affiliates, including its related investment funds (each, an “Indemnified Party”) from and against any and all costs, expenses, liabilities, claims (including any third-party claims), damages and losses (collectively, “Losses”) relating to or arising out of the engagement of Access pursuant to this Agreement or the performance by Access of the Services pursuant hereto.

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(b) The Indemnifying Party shall reimburse any Indemnified Party for all reasonable costs and expenses (including reasonable attorneys’ fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim, action, suit, investigation or proceeding (each, an “Action”) for which the Indemnified Party would be entitled to indemnification under Section 5(a), whether or not such Indemnified Party is a party thereto, provided that, subject to the provisions of Section 5(c), the Indemnifying Party shall be entitled to assume the defense of such Action at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment.

(c) Any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense, and in any Action in which an Indemnifying Party, on the one hand, and an Indemnified Party, on the other hand, is or is reasonably likely to become a party, such Indemnified Party shall have the right to retain, at the Indemnifying Party’s expense, separate counsel and to control its own defense of such Action if, in the reasonable opinion of counsel to such Indemnified Party, a conflict or potential conflict exists between the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable.

(d) The Indemnifying Party agrees that it will not, without the prior written consent of the relevant Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened Action relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the relevant Indemnified Party and each other Indemnified Party from all liability arising or that may arise out of or in connection with such Action. Provided that the Indemnifying Party is not in breach of its indemnification obligations hereunder, no Indemnified Party shall settle or compromise any Action subject to indemnification hereunder without the prior written consent of the Indemnifying Party.

Section 6. Termination.

(a) This Agreement shall be in effect until, and shall terminate upon, the earlier to occur of the following: (i) the tenth anniversary of the date hereof; provided that, if at the tenth anniversary of the date hereof Access (together with one or more of its affiliates) continues to own any equity securities in the Company or any member of the Company Group, this Agreement shall be automatically renewed for successive one-year terms unless earlier terminated by any party upon 30 days’ prior written notice to the other parties and (ii) an initial public offering of equity securities of any member of the Company Group pursuant to an effective registration statement under the Securities Act of 1933, as amended, with aggregate proceeds of at least $75,000,000.

(b) Upon any consolidation or merger of the Company, or any conveyance, transfer or lease of all or substantially all of the assets of any member of the Company Group, whether in connection with the Acquisition or otherwise, the entity formed by such consolidation, or into which such member of the Company Group is merged or to which such conveyance, transfer or lease is made (each, a “Successor Entity”), shall succeed to and be substituted for the Company or such member of the Company Group, as applicable, under this Agreement with the same effect as if the Successor Entity had been a party hereto. No such consolidation, merger or conveyance, transfer or lease shall have the effect of terminating this Agreement or of releasing any member of the Company Group or any Successor Entity from its obligations hereunder.

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\(c) Upon any termination of this Agreement, the Company agrees immediately to pay or reimburse (or cause one or more members of the Company Group to pay or reimburse), as the case may be, in cash to Access (i) any accrued and unpaid Transaction Fee or portion thereof, plus (ii) any unpaid and unreimbursed Out-of-Pocket Expenses that shall have been incurred prior to such termination (whether or not such Out-of-Pocket Expenses shall then have become payable), plus (iii) a make-whole payment in an amount equal to the present value of remaining scheduled Annual Fee payments through the tenth anniversary of the date hereof, computed using Annual Fee payments equal to the greater of (i) the Base Amount or (ii) 1.5% of the EBITDA Amount as of such termination date, an annual discount rate of 5% and quarterly compounding.

(d) If, at any time, no member of the Company Group is permitted to make any payment or reimbursement due to Access under this Agreement under the terms of any credit agreement or other financing agreement to which any member of the Company Group is a party, such obligations shall accrue as provided herein, but payment or reimbursement thereof shall be deferred until such time as (x) such payments are no longer prohibited under the terms of the applicable agreement, or (y) the loan amount due thereunder is repaid in full. In the event of the liquidation of the Company, all amounts due Access under this Agreement shall be paid to Access before any liquidating distributions or similar payments are made to stockholders of the Company.

Section 7. Other Activities. Nothing herein shall in any way preclude Access or any of its officers, employees, agents, representatives, members or affiliates from engaging in any business activities or from performing services, whether for its own account or for the account of others, including for companies that may be in competition with the business conducted by any member of the Company Group.

Section 8. Miscellaneous.

(a) Amendment; Waivers. No amendment, alteration or modification of this Agreement or waiver of any provision of this Agreement shall be effective unless such amendment, alteration, modification or waiver is approved in writing by the Company and Access. The failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of such provision and shall not affect the right of such party thereafter to enforce each provision of this Agreement in accordance with its terms.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be addressed as follows (or at such other address for a party as shall be specified by like notice):

If to Access, to:

c/o Access Industries Management, LLC

730 Fifth Avenue

New York, NY 10019

Attention:    General Counsel

Facsimile:    (212) 977-8112

Email:    amoreno@accind.com

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If to the Company or WMG Holdings, to:

Warner Music Group Corp.

75 Rockefeller Plaza

New York, NY 10019

Attention: Paul M. Robinson, EVP & General Counsel

Facsimile: (212) 275-3601

Email: Paul.Robinson@wmg.com

All such notices or communications shall be deemed to have been delivered and received (i) if delivered in person, on the day of such delivery, (ii) if by facsimile or electronic mail, on the day on which such facsimile or electronic mail was sent, (iii) if by certified or registered mail (return receipt requested), on the seventh business day after the mailing thereof or (iv) if by reputable overnight delivery service, on the second business day after the sending thereof.

(c) Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement and the rights and obligations of the parties hereunder may not be assigned by any party without the prior written consent of the other parties; provided, however, Access may, at its sole discretion, assign or transfer its rights and obligations hereunder to any of its affiliates.

(d) Entire Agreement. This Agreement shall constitute the entire agreement among the parties with respect to the subject matter hereof, and shall supersede all previous oral and written (and all contemporaneous oral) negotiations, commitments, agreements and understandings relating hereto.

(e) Governing Law; Submission to Jurisdiction. This Agreement and the rights and obligations of the parties hereunder and the Persons subject hereto shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware without giving effect to conflicts of laws rules that would require the application of the laws of another jurisdiction. Each party hereto agrees that it shall bring any Action between the parties relating to this Agreement exclusively in the Court of Chancery of the State of Delaware, or to the extent such Court does not have subject matter jurisdiction, the Superior Court of the State of Delaware (the “Chosen Courts“), and solely with respect to any such Action (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such Action in the Chosen Courts and (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto.

(f) Waiver of Jury Trial. Each of the parties hereto irrevocably and unconditionally waives the right to trial by jury with respect to any claim or Action arising out of, relating to or in connection with this agreement or any transaction contemplated hereby.

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(g) Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction

(h) Headings. The headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(i) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

(j) Delivery by Facsimile or Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a pdf attachment shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a pdf attachment to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a pdf attachment as a defense to the formation of a contract and each party hereto forever waives any such defense.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers or agents as set forth below.

ACCESS INDUSTRIES, INC.

By:	/s/ Lincoln Benet
Name: Lincoln Benet
Title: President

By:	/s/ Alejandro Moreno
Name: Alejandro Moreno
Title: Senior Vice President

WARNER MUSIC GROUP CORP.

By:	/s/ Trent Tappe
Name:Trent Tappe
Title: Senior Vice President Chief Corporate Governance and Securities Counsel and Assistant Secretary

WMG HOLDINGS CORP.

By:	/s/ Trent Tappe
Name: Trent Tappe
Title: Senior Vice President Chief Corporate Governance and Securities Counsel and Assistant Secretary

[Signature Page to Management Agreement]